UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

Virtu KCG Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street New York, NY 10282 (Address of principal executive offices)

(646) 682-6000
(Registrant’s telephone number, including area code)

KCG Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the merger contemplated by that certain Agreement and Plan of Merger, dated as of April 20, 2017, by and among Virtu KCG Holdings LLC, a Delaware limited liability company, formerly known as KCG Holdings, Inc. (the “Company”), Virtu Financial, Inc., a Delaware corporation (“Virtu”), and Orchestra Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Virtu, which merger (the “Merger”) became effective on July 20, 2017 (the “Effective Date”).  On the Effective Date, in connection with the completion of the Merger, the Company was converted from a Delaware corporation having the name “KCG Holdings, Inc.” into a Delaware limited liability company having the name “Virtu KCG Holdings LLC.”

Item 1.01              Entry into a Material Definitive Agreement.

On the Effective Date, the Company and certain of its subsidiaries entered into a supplement to the Indenture, dated as of June 16, 2017 (as amended, restated, supplemented or otherwise modified prior to the Effective Date), by and among Orchestra Borrower LLC, Orchestra Co-Issuer, Inc. (the “Co-Issuer”) and U.S. Bank National Association, as trustee and collateral agent (the “Indenture”), pursuant to which the Company and certain of its subsidiaries became guarantors of the $500.0 million aggregate principal amount of 6.750% Senior Secured Second Lien Notes due 2022 (the “Notes”) of VFH Parent LLC, a subsidiary of Holdings (as defined below) (“VFH” and, together with the Co-Issuer, the “Issuers”) and the Co-Issuer issued under the Indenture.

As of the Effective Date, the Notes and the related guarantees are secured by second-priority perfected liens, subject to certain exceptions, on substantially all of the Issuers’ and guarantors’ existing and future assets, including all material personal property, a pledge of the capital stock of the Issuers, the guarantors (other than Virtu Financial LLC, a subsidiary of Virtu (“Holdings”)) and the direct subsidiaries of the Issuers and the guarantors and up to 65.0% of the voting capital stock of any now-owned or later-acquired foreign subsidiaries that are directly owned by the Issuers or any of the guarantors, which assets will also secure the $1,150.0 million first lien senior secured term loan (the “Term Loan Facility”) provided under the Credit Agreement (as defined below) on a first-priority basis.

On the Effective Date, the Company and certain of its subsidiaries entered into joinders to the guarantee and the collateral agreement relating to the Fourth Amended and Restated Credit Agreement, dated as of June 30, 2017 (as amended, restated, supplemented or otherwise modified prior to the Effective Date), by and among Holdings, VFH, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and sole lead arranger and book runner (the “Credit Agreement”), pursuant to which the Company and certain of its subsidiaries became guarantors of the $1,150.0 million first lien senior secured term loan provided under the Credit Agreement.

As of the Effective Date, all obligations under the Term Loan Facility are unconditionally guaranteed by Holdings and each of our existing direct and indirect, wholly-owned domestic restricted subsidiaries (including, KCG and its wholly owned domestic restricted subsidiaries), subject to certain exceptions, including exceptions for our broker dealer subsidiaries and certain immaterial subsidiaries. The obligations are secured by a pledge of substantially all of the VFH’s assets and those of Holdings and each subsidiary guarantor, including capital stock of the VFH and the subsidiary guarantors and 65% of the voting capital stock and 100% of the non-voting capital stock of the first-tier foreign subsidiaries, in each case subject to exceptions.

The description of the terms of the Indenture set forth in Item 1.01 of Virtu’s Current Report on Form 8-K filed on June 16, 2017 (File No. 001-37352) and the description of the terms of the Credit Agreement set forth in Item 1.01 of Virtu’s Current Report on Form 8-K filed on July 7, 2017 (File No. 001-37352) is incorporated by reference into this Item 1.01.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 2.05                                           Costs Associated with Exit or Disposal Activities.

On June 27, 2017, the Company commenced a workforce reduction plan in order to reduce the Company’s expenses and operational complexity while increasing the Company’s ability to focus on areas of competitive strength. The workforce reduction plan was effective on the Effective Date for impacted employees in the U.S. and will be effective as of July 28, 2017 for those employees in the U.K. The plan impacted approximately 14% of the Company’s workforce and will be completed during the third quarter of 2017. The Company currently estimates that it will recognize a pre-tax charge in connection with the workforce reduction of approximately $10 million during the third quarter of 2017. The charge is expected to consist of severance, other one-time termination benefits, and other associated costs. All affected employees were notified by July 17, 2017.

This Item 2.05 contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the size of the reduction and the estimated amount and timing of the related charges. Statements regarding future events are based on the Company’s current expectations and are necessarily subject to associated risks related to the completion of the reduction in force in the manner anticipated by the Company. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: the Company’s ability to implement the workforce reductions in various geographies; possible changes in the size and components of the expected costs and charges associated with the plan; risks associated with the Company’s ability to achieve the benefits of the planned workforce reduction and the Company’s merger with Virtu. For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On the Effective Date, the Company and Virtu entered into a separation agreement with Daniel Coleman (Chief Executive Officer).  Mr. Coleman’s separation agreement provides for (i) a “non-compete/non-solicit” payment equal to $2,000,000 paid in a lump sum, (ii) full payment of his 2017 annual bonus equal to $6,000,000 paid in a lump sum and (iii) payment of COBRA health insurance premiums for 12 months.  The severance payments are conditioned on the execution of a general waiver and release of claims.  Mr. Coleman’s separation agreement contains certain restrictive covenants and confidentiality provisions, including non-solicitation covenants, but expressly waives any non-competition covenants.

Mr. Coleman’s separation agreement requires Mr. Coleman to provide consulting services to the Company on transition, operational and integration matters through April 1, 2018.  In consideration of these consulting services, Mr. Coleman will be paid a fee of $1,000,000, paid in approximately equal monthly installments.

On the Effective Date, the Company and Virtu entered into a separation agreement with each of  Steffan Parratt (Chief Financial Officer), Ryan Primmer (Global Head of Quantitative and Systematic Trading) and Greg Tusar (Head of Global Execution Services and Platforms).  Pursuant to each of their respective separation agreements, Messrs. Parratt, Primmer and Tusar are entitled to (i) a “non-compete/non-solicit” payment equal to $500,000, $500,000 and $417,625, respectively, paid in a lump sum, (ii) full payment of their 2017 annual bonus equal to $1,500,000, $3,200,000 and $3,200,000, respectively, paid in a lump sum and (iii) payment of COBRA health insurance premiums for 12 months.  The severance payments are conditioned on the execution of a general waiver and release of claims.  The separation agreements contain certain restrictive covenants and confidentiality provisions, including non-solicitation covenants, but expressly waive any non-competition covenants.

On the Effective Date, KCG Europe Limited entered into a separation agreement with Philip Allison (Chief Executive Officer, KCG Europe Limited). Mr. Allison’s separation agreement provides for a payment of £175,000 paid in a lump sum and full payment of his 2017 annual bonus equal to $3,200,000 of which $3,087,063 will be paid within 14 days of termination of $112,937 will be paid within 107 days of termination.  The severance payments are conditioned on Mr. Allison’s execution of a general waiver and release of claims.

The foregoing summary of the separation agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the separation agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement, between KCG Holdings, Inc., Virtu Financial, Inc. and Daniel Coleman, dated July 20, 2017.

10.2	Separation Agreement, between KCG Holdings, Inc., Virtu Financial, Inc. and Steffan Parratt, dated July 20, 2017.

10.3	Separation Agreement, between KCG Holdings, Inc., Virtu Financial, Inc. and Ryan Primmer, dated July 20, 2017.

10.4	Separation Agreement, between KCG Holdings, Inc., Virtu Financial, Inc. and Greg Tusar, dated July 20, 2017.

10.5	Separation Agreement, between KCG Europe Limited and Philip Allison, dated July 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virtu KCG Holdings LLC (formerly known as KCG Holdings, Inc.)

By:	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, General Counsel & Secretary

Dated:  July 24, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, between KCG Holdings, Inc., Virtu Financial, Inc. and Daniel Coleman, dated July 20, 2017.

10.2	Separation Agreement, between KCG Holdings, Inc., Virtu Financial, Inc. and Steffan Parratt, dated July 20, 2017.

10.3	Separation Agreement, between KCG Holdings, Inc., Virtu Financial, Inc. and Ryan Primmer, dated July 20, 2017.

10.4	Separation Agreement, between KCG Holdings, Inc., Virtu Financial, Inc. and Greg Tusar, dated July 20, 2017.

10.5	Separation Agreement, between KCG Europe Limited and Philip Allison, dated July 20, 2017.